EXHIBIT 23


                     CONSENT OF STONEFIELD JOSEPHSON, INC.,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3, File No. 333-30351 and File No. 333-03613, and Registration Statements on Form S-8, File No. 333-71197 and File No. 333-107458.


STONEFIELD JOSEPHSON, INC.



Santa Monica, California
September 8, 2005